News Release

Investor Contacts:

Andrew Gibson

Edison Group

taronis@edisongroup.com

Taronis Completes Convertible Preferred Buyback

No Remaining Convertible Preferred Securities in Company Capitalization

TAMPA, FL – March 8, 2019 –Taronis Technologies, Inc. (“Taronis” or “the Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental conservation industry, today announced that the Company entered into an agreement to repurchase all remaining convertible preferred securities under the Series C and Series E preferred equity tranches. The Company purchased 499 Series C convertible preferred shares and 31,765 Series E convertible preferred shares for $3.5 million in cash, paid at closing.

“This was a critical transaction for Taronis to complete for the benefit of our shareholders,” commented Scott Mahoney, Chief Executive Officer of Taronis Technologies. “By completing this transaction, we prevented further dilution, and greatly improved our ability to fund the future growth of our business. The elimination of these convertible securities improves our ability to raise capital on the best possible terms.”

“We productively utilized these securities to fund an ambitious growth plan over the last two years. This was our primary source of capital for operations in 2017 and 2018, and this capital enabled our Company to fund most of the 9 acquisitions we have made in the past 15 months. Without this capital, we could not have grown our revenues by 800% and become a top 5 independent player in the two largest markets for our products in the US. Without reaching these critical milestones, we would not be well-positioned today to launch our international growth plans, or launch our water decontamination business. This capital served us well, and it is now time for us to attract a lower cost of capital to fund further growth,” concluded Scott Mahoney.

About Taronis Technologies, Inc.

Taronis Technologies, Inc. (MNGA) owns a patented plasma arc technology that enables two primary end use applications for fuel generation and water decontamination.

The Company’s fuel technology enables a wide use of hydrocarbon feedstocks to be readily converted to fossil fuel substitutes. The Company is developing a wide range of end market uses for these fuels, including replacement products for propane, compressed natural gas and liquid natural gas. The Company currently markets a proprietary metal cutting fuel that is highly competitive with acetylene. The Company distributes its proprietary metal cutting fuel through Independent Distributors in the U.S and through its wholly owned distributors: ESSI, Green Arc Supply, Paris Oxygen, Latex Welding Supplies, Tyler Welders Supply, United Welding Supplies, Trico Welding Supply and Complete Welding of San Diego. The Company operates 17 locations across California, Texas, Louisiana, and Florida.

The Company’s technology can also be implemented for the decontamination of waste water, including sterilizing water, eradicating all pathogens. The technology is being tested to determine if it can completely eliminate pharmaceutical contaminants such as antibiotics, hormones and other soluble drugs suspended in contaminated water. Lastly, the technology process is capable of reducing or eliminating other contaminants, such as harmful metals, as well as nitrogen, phosphorus, and potassium levels that trigger toxic algae blooms. The technology has prospective commercial applications in the agricultural, pharmaceutical, and municipal waste markets. For more information on Taronis, please visit the Company’s website at http://www.TaronisTech.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.